Exhibit 99(c)

ANNUAL STATEMENT AS TO COMPLIANCE

HSBC FINANCE CORPORATION

HSBC AUTO RECEIVABLES CORPORATION

HSBC AUTOMOTIVE TRUST 2005-2

I, Joyce A. Bevacqua, Servicing Officer of HSBC Finance Corporation (the "Master Servicer"), DO HEREBY CERTIFY, in accordance with Section 4.10 of the Master Sale and Servicing Agreement dated as of July 27, 2005 among HSBC Automotive Trust 2005-2, as Issuer, HSBC Auto Receivables Corporation, as Seller, the Master Servicer, U.S. Bank, National Association, as Indenture Trustee, and HSBC Bank USA, National Association, as Administrator, (the "Agreement") that:
1.	A review of the activities of the Master Servicer from July 27 through December 31, 2005 and of its performance under the Agreement has been made under my supervision; and
2.

To the best of my knowledge, based on my review, the Master Servicer has fulfilled all of its material obligations under the Agreement throughout the period referred to above. Based on such review, the Master Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth below.

NONE

IN WITNESS WHEREOF, I have signed this certificate this 1st day of March, 2006.

HSBC Finance Corporation, as Master Servicer

/s/ J. A. Bevacqua
J. A. Bevacqua
Servicing Officer

ANNUAL STATEMENT AS TO COMPLIANCE

HSBC FINANCE CORPORATION

HSBC AUTO RECEIVABLES CORPORATION

HSBC AUTOMOTIVE TRUST 2005-2

I, Joyce A. Bevacqua, Servicing Officer of HSBC Finance Corporation, as Master Servicer, DO HEREBY CERTIFY, in accordance with Section 3.9 of the Indenture dated as of July 27, 2005 (the "Indenture") among HSBC Automotive Trust 2005-2, (the "Issuer") U.S. Bank, National Association, as Indenture Trustee, and HSBC Bank USA, National Association, as Administrator, that:
1.	A review of the activities of the Issuer from July 27 through December 31, 2005 and of its performance under the Indenture has been made under my supervision; and
2.

To the best of my knowledge, based on my review, the Issuer has complied with all conditions and covenants under the Indenture and the related Series Supplement throughout the period referred to above. Based on such review, the Issuer has, to the best of my knowledge, performed in all material respects its obligations under the Indenture throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth below.

NONE

IN WITNESS WHEREOF, I have signed this certificate this 1st day of March, 2006.

HSBC Finance Corporation, as Master Servicer

/s/ J. A. Bevacqua
J. A. Bevacqua
Servicing Officer